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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Virtual Communications, Inc. (formerly, FVC.COM, Inc.) of our report dated January 25, 2000, except as to
Note 13, which is as of February 14, 2000, relating to the consolidated financial statements of First Virtual Communications, Inc., which appears in First Virtual Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/PRICEWATERHOUSECOOPERS LLP


San Jose, California
February 15, 2001




                                       1.